Exhibit 99.4
FORM OF AMENDED AND RESTATED EXPENSE SUPPORT AND
CONDITIONAL REIMBURSEMENT AGREEMENT

This amended and restated Expense Support and Conditional Reimbursement Agreement (the “Agreement”) is made this _____ day of ________________, 2017, by and between CAREY CREDIT INCOME FUND 2016 T, a Delaware statutory trust (the “Company”), and Carey Credit Advisors, LLC (“W. P. Carey”) (solely with respect to Section 4 of the Agreement) and Guggenheim Partners Investment Management, LLC (“Guggenheim” or, the “Advisor”).
WHEREAS, the Company is a, non-diversified, closed-end management investment company that has elected to be regulated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”);
WHEREAS, the Company invests substantially all of its assets in Carey Credit Income Fund (the “Master Fund”), an externally managed, non-diversified, closed-end management investment company that has elected to be regulated as a BDC under the Investment Company Act;
WHEREAS, previously W. P. Carey served as the Master Fund’s investment advisor and Guggenheim served as its investment sub-advisor;
WHEREAS, Guggenheim will replace W. P. Carey as the Master Fund’s investment advisor on an interim basis effective as of September 11, 2017 (the “Effective Date”) pursuant to an interim investment advisory agreement between the Master Fund and the Advisor (the “Interim Investment Advisory Agreement”);
WHEREAS, the Company’s shareholders will be asked to approve a new investment advisory agreement (the “New Investment Advisory Agreement”) between the Master Fund and the Advisor;
WHEREAS, the parties hereto agree and wish to memorialize that upon the Effective Date, W. P. Carey shall cease to be a party to this Agreement and shall relinquish all rights and be released from all obligations hereunder;
WHEREAS, the Company and the Advisor have determined that it is appropriate and in the best interests of the Company to ensure that no portion of distributions made to the Company’s shareholders will be paid from offering proceeds or borrowings of the Company; and
WHEREAS, the parties previously entered into an Expense Support and Conditional Reimbursement Agreement dated July 25, 2015 (the “Original Agreement”) and wish to amend and restate the Original Agreement to reflect the foregoing.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.                                       Advisors' Expense Payments to the Company
(a)                                  On a monthly basis, the Advisor shall reimburse the Company for Operating Expenses (as defined in Section 2(c)) in an amount equal to the difference, if any, between (x) the Company’s cumulative distributions paid and payable to the Company’s shareholders in each month less (y) cumulative Available Operating Funds (defined below) recognized by the Company in such month.  Any payments required to be made by the Advisor pursuant to the preceding sentence shall be referred to herein as an “Expense Payment".
(b)                                  The Advisor's obligation to make an Expense Payment shall automatically become a liability of the Advisor and the right to such Expense Payment shall be an asset of the Company on the last business day of the applicable month. The Expense Payment for any month shall be paid by the Advisor to the Company in any combination of cash or other immediately available funds, and/or offset against amounts due from the Company to the Advisor within seven (7) business days of written notice of the Expense Payment amount from the Company to the Advisor.
(c)                                   For purposes of this Agreement, “Available Operating Funds” means the sum of (i) the Company’s estimated investment company taxable income before deduction for dividends paid (including net short-term capital gains reduced by net long-term capital losses), and (ii) the Company’s net capital gain (including the excess of net long-term capital gains over net short-term capital losses).
(d)    The Company may limit or reduce Expense Payments defined in Section 1(a) of this Agreement in any manner so that the Company will comply with IRC Section 851in each of its tax years.

2.                                       Reimbursement of Expense Payments by the Company
(a)                                  Following any month in which Available Operating Funds exceed the cumulative distributions paid by the Company in respect of such month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Company shall pay such Excess Operating Funds, or a portion thereof, in accordance with Sections 2(b), 2(c) and 2(d), as applicable, to the Advisor until such time as all Expense Payments made by the Advisor to the Company within three years prior to the last business day of such month have been reimbursed.  Any payments required to be made by the Company pursuant to this Section 2(a) shall be referred to herein as a “Reimbursement Payment".
(b)                                  Subject to Sections 2(c) and 2(d), as applicable, the amount of the Reimbursement Payment for any month shall equal the lesser of (i) the Excess Operating Funds in respect of such month and (ii) the aggregate amount of all Expense Payments made by the Advisor to the Company within three years prior to the last business day of such month that have not been previously reimbursed by the Company to the Advisor.
(c)                                   Notwithstanding anything to the contrary in this Agreement, the amount of the Reimbursement Payment for any month shall be reduced to the extent that such Reimbursement Payment, together with all other Reimbursement Payments paid during that fiscal year, would cause Other Operating Expenses (as defined below) (on an annualized basis and net of any Expense Payments received by the Company during such fiscal year) to exceed the lesser of (i) 1.75% of the Company’s average net assets attributable to the Company’s common shares of beneficial interest for the fiscal year-to-date period after taking such Expense Payments into account and (ii) the percentage of the Company’s average net assets attributable to the Company’s common shares of beneficial interest represented by Other Operating Expenses during the fiscal year in which such Expense Payment was made (provided, however, that this clause (ii) shall not apply to any Reimbursement Payment which relates to an Expense Payment made during the same fiscal year).  For purposes of this Agreement, “ Other Operating Expenses ” means the Company’s total Operating Expenses (as defined below), excluding base management fees, incentive fees, organization and offering expenses, distribution and shareholder servicing fees, financing fees and costs, interest expense, brokerage commissions and extraordinary expenses.  “Operating Expenses” means all of the Company's operating costs and expenses incurred, as determined in accordance with generally accepted accounting principles for investment companies. The calculation of average net assets shall be consistent with such periodic calculations of average net assets in the Company’s financial statements.
(d)                                  Notwithstanding anything to the contrary in this Agreement, no Reimbursement Payment for any month shall be made if the Effective Rate of Distributions Per Share declared by the Company at the time of such Reimbursement Payment is less than the Effective Rate of Distributions Per Share at the time the Expense Payment was made to which such Reimbursement Payment relates. For purposes of the Agreement, “Effective Rate of Distributions Per Share” means the annualized rate of regular cash distributions per share exclusive of return of capital and distribution rate reduction due to distribution and shareholder fees, if any.
(e)                                   The Company’s obligation to make a Reimbursement Payment shall automatically become a liability of the Company and the right to such Reimbursement Payment shall be an asset of the Advisor on the last business day of the applicable month. The Reimbursement Payment for any month shall be paid by the Company to the Advisor in any combination of cash or other immediately available funds as promptly as possible following such month. Any Reimbursement Payment shall be deemed to have reimbursed the Advisor for Expense Payments in chronological order beginning with the oldest Expense Payment eligible for reimbursement under this Section 2. The Company’s Audit Committee shall review the basis and determination of Reimbursement Payments on a quarterly basis.
(f)                                    All Reimbursement Payments hereunder shall be deemed to relate to the earliest unreimbursed Expense Payments made by the Advisor to the Company within three years prior to the last business day of the month in which such Reimbursement Payment obligation is accrued.
3.                                       Termination and Survival
(a)                                  This Agreement shall become effective as of the Effective Date.
(b)                                  This Agreement may be terminated at any time, without the payment of any penalty, by the Company or the Advisor at any time, with or without notice.

(c)                                   This Agreement shall automatically terminate in the event (i) shareholders of the Master Fund do not approve the New Investment Advisory Agreement; (ii) of the termination by the Master Fund of the New Investment Advisory Agreement between the Master Fund and Guggenheim; (iii) the board of trustees of the Company makes a determination to dissolve or liquidate the Company; or (iv) the Interim Investment Advisory Agreement is terminated pursuant to Section 11(b) thereof.
(d)                                  Sections 1 (with respect to any Expense Payments then due to the Company, only), 3, 4 and 5 of this Agreement shall survive any termination of this Agreement.  Notwithstanding anything to the contrary, Section 2 of this Agreement shall survive any termination of this Agreement with respect to any Reimbursement Payments that have not been reimbursed by the Company to the Advisors.
4.                                       Resignation of W. P. Carey
(a)                                 As of the Effective Date, W. P. Carey relinquishes all rights under this Agreement, including for avoidance of doubt any right to Reimbursement Payments with respect to Expense Payments made to the Company.
(b)                                  As of the Effective Date, W. P. Carey is released from all obligations under this Agreement, including the obligation to make Expense Payments hereunder; provided, however, that for the avoidance of doubt, the foregoing shall not be deemed to release W. P. Carey from any liability for its actions or inactions occurring prior to the Effective Date.
5.                                       Miscellaneous
(a)                                  The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.
(b)                                  This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.
(c)                                   Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement shall be construed in accordance with the laws of the State of New York. For so long as the Company is regulated as a business development company under the Investment Company Act, this Agreement shall also be construed in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of New York or any of the provisions herein conflict with the provisions of the Investment Company Act, the latter shall control. Further, nothing in this Agreement shall be deemed to require the Company to take any action contrary to the Company’s Amended and Restated Declaration of Trust or Bylaws, as each may be amended or restated, or to relieve or deprive the board of trustees of the Company of its responsibility for and control of the conduct of the affairs of the Company.
(d)                                  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.
(e)                                   The Company shall not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the Advisors.
(f)                                    This Agreement may be amended in writing by mutual consent of the parties. This Agreement may be executed by the parties on any number of counterparts, delivery of which may occur by facsimile or as an attachment to an electronic communication, each of which shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

[Signature page follows]

CAREY CREDIT INCOME FUND 2016 T

By:
Name:
Title:

GUGGENHEIM PARTNERS INVESTMENT MANAGEMENT, LLC

By:
Name:
Title:

CAREY CREDIT ADVISORS, LLC (solely with respect to Section 4 of the Agreement)

By:
Name:
Title:

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